Exhibit 99.1

News Release

June 23, 2015

Ashland Inc. announces entry into new Credit Agreement

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced that it has entered into a new credit agreement with The Bank of Nova Scotia, as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and PNC Bank, National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., Mizuho Bank Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, as managing agents, and each lender party thereto and the other agents party thereto.  Citigroup Global Markets Inc., The Bank of Nova Scotia, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and PNC Capital Markets LLC acted as joint lead arrangers and joint book managers for the new credit agreement.

The new credit agreement provides for a five-year senior unsecured revolving credit facility in an aggregate amount of $1.2 billion, which includes a $250 million letter of credit sublimit and a $100 million swing line loan sublimit, and a five-year senior unsecured term loan facility in an aggregate principal amount of $1.1 billion.  A portion of the proceeds of the term loan facility were used to prepay all of Ashland’s outstanding loans under Ashland’s existing credit agreement, the commitments under which were terminated as of June 23, 2015.  Proceeds from the term loan facility were also used to repurchase in a tender offer a portion of Ashland’s 3.000% Senior Notes due 2016, and proceeds will be used to fund certain underfunded pension obligations of Ashland and for other general corporate purposes.

On June 23, 2015, after giving effect to the rollover of letters of credit outstanding under Ashland’s existing credit agreement, Ashland had approximately $1.128 billion of availability under the new revolving credit facility, which may be used to provide ongoing working capital and for other general corporate purposes.

Ashland will be filing with the Securities and Exchange Commission a Current Report on Form 8-K, which will include additional details about the new credit agreement.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical.  Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries.  Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not achieve the anticipated benefits from such transactions), the global restructuring program (including the possibility that Ashland may not realize the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise.

FOR FURTHER INFORMATION:
Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jthompson@ashland.com

2